Exhibit 99.1

Red Hat Reports First Quarter Results for Fiscal Year 2018

  First quarter total revenue of $677 million, up 19% year-over-year or 20% in constant currency
  First quarter total subscription revenue of $597 million, up 19% year-over-year or 20% in constant currency
  First quarter Application Development-related and other emerging technology subscription revenue of $139 million, up 41% year-over-year or 42% in constant currency
  Quarter-end deferred revenue balance of $2.05 billion, up 21% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 20, 2017--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the first quarter of fiscal year 2018 ended May 31, 2017.

“The first quarter was a strong start to FY18, with double digit growth across a number of our financial metrics, including 19% total revenue growth in U.S. dollars or 20% measured in constant currency and over 40% growth in our Application Development-related and other emerging technology revenue," stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. "We continued to benefit from our ability to deliver important foundational and cloud enabling technologies, which help our customers to modernize and manage their infrastructure and application development platforms for the hybrid cloud."

"The strength of the first quarter results was driven in part by robust global demand for our technologies and increased commitments from our largest customers," stated Eric Shander, Executive Vice President and Chief Financial Officer of Red Hat. "The combination of our strong first quarter results, business momentum and solid execution by Red Hat associates has enabled us to increase our full year revenue outlook."

Revenue: Total revenue for the quarter was $677 million, up 19% in USD year-over-year, or 20% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $597 million, up 19% in USD year-over-year, or 20% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $458 million, an increase of 14% in USD year-over-year, and 14% as measured in constant currency. Subscription revenue from Application Development-related and other emerging technologies offerings for the quarter was $139 million, an increase of 41% in USD year-over-year, or 42% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $88 million, up 16% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the first quarter was $139 million, up 12% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the first quarter, GAAP operating margin was 12.9% and non-GAAP operating margin was 20.5%.

Net Income: GAAP net income for the quarter was $73 million, or $0.40 per diluted share, compared with $61 million, or $0.33 per diluted share, in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $102 million, or $0.56 per diluted share, as compared to $92 million, or $0.50 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from our convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $258 million for the first quarter, an increase of 11% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2017 was $2.31 billion after repurchasing approximately $62 million, or 714,900 shares, of common stock in the first quarter. The remaining balance in the current repurchase authorization as of May 31, 2017 was approximately $574 million.

Deferred revenue: At the end of the first quarter, the company’s total deferred revenue balance was $2.05 billion, an increase of 21% year-over-year. The full year positive impact to total deferred revenue from changes in foreign exchange rates was $13 million year-over-year. On a constant currency basis, total deferred revenue would have been up 21% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be approximately $2.785 billion to $2.825 billion in USD.
  GAAP operating margin is expected to be approximately 15.4% and non-GAAP operating margin is expected to be approximately 23.6%.
  Fully diluted GAAP earnings per share (EPS) is expected to be approximately $1.76 to $1.80 per share, assuming 181 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $2.66 to $2.70 per share, assuming 180 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume approximately $2 million per quarter forecast for other income and an estimated annual effective tax rate of approximately 28% before discrete tax items.
  Operating cash flow is expected to be approximately $850 million to $870 million.

For the second quarter:

  Revenue is expected to be approximately $695 million to $702 million.
  GAAP operating margin is expected to be approximately 15.7% and non-GAAP operating margin is expected to be approximately 24.0%.
  Fully diluted GAAP EPS is expected to be approximately $0.43 per share, assuming 182 million fully diluted shares outstanding. Fully diluted non-GAAP EPS is expected to be approximately $0.67 per share, assuming 181 million fully diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $2 million per quarter forecast for other income and an estimated annual effective tax rate of 28% before discrete tax items.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $200 million, amortization of intangible assets of approximately $30 million and transaction costs related to business combinations of approximately $0.1 million. Full year fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $20 million and an estimated annual effective tax rate of approximately 28% before discrete tax items. Additionally, full year fully diluted non-GAAP EPS excludes approximately $20 million of discrete tax benefits related to share-based compensation that are included in full year fully diluted GAAP EPS. Full year fully diluted non-GAAP EPS excludes approximately 1 million diluted shares resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Second quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $50 million and amortization of intangible assets of approximately $8 million. Second quarter fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 28% before discrete tax items. Additionally, second quarter fully diluted non-GAAP EPS excludes approximately $3 million of discrete tax benefits related to share-based compensation that are included in second quarter fully diluted GAAP EPS. Second quarter fully diluted non-GAAP EPS excludes approximately 1 million diluted shares resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2017	2016
Revenue:

Subscriptions	$596,508	$501,665
Training and services	80,288	66,234

Total subscription and training and services revenue	676,796	567,899

Cost of revenue:

Subscriptions	43,633	36,545
Training and services	57,063	47,503

Total cost of subscription and training and services revenue	100,696	84,048

Gross profit	576,100	483,851

Operating expense:
Sales and marketing	296,459	243,248
Research and development	137,163	115,016
General and administrative	54,870	50,224

Total operating expense	488,492	408,488

Income from operations	87,608	75,363
Interest income	3,993	3,430
Interest expense	6,085	5,887
Other income (expense), net	(586)	(553)

Income before provision for income taxes	84,930	72,353
Provision for income taxes	11,740	11,169

Net income	$73,190	$61,184

Net income per share:
Basic	$0.41	$0.34
Diluted	$0.40	$0.33

Weighted average shares outstanding:
Basic	177,243	181,168
Diluted	181,810	184,187

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	May 31,	February 28,
	2017	2017 (1)

Current assets:
Cash and cash equivalents	$1,230,457	$1,090,808
Investments in debt securities, short-term	408,026	369,983
Accounts receivable, net	429,908	634,821
Prepaid expenses	192,551	200,609
Other current assets	40,707	19,481

Total current assets	2,301,649	2,315,702

Property and equipment, net	195,281	189,629
Goodwill	1,047,038	1,040,709
Identifiable intangibles, net	133,365	137,767
Investments in debt securities, long-term	671,098	672,440
Deferred tax assets, net	92,829	104,833
Other assets, net	71,176	74,105

Total assets	$4,512,436	$4,535,185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$303,668	$376,957
Deferred revenue, short-term	1,486,409	1,512,762
Other current obligations	1,303	1,354

Total current liabilities	1,791,380	1,891,073

Deferred revenue, long-term	567,755	557,194
Convertible notes	751,173	745,633
Other long term obligations	96,584	93,965
Stockholders' equity:
Common stock	24	24
Additional paid-in capital	2,295,123	2,294,462
Retained earnings	1,426,181	1,352,991
Treasury stock, at cost	(2,350,044)	(2,311,805)
Accumulated other comprehensive loss	(65,740)	(88,352)

Total stockholders' equity	1,305,544	1,247,320

Total liabilities and stockholders' equity	$4,512,436	$4,535,185

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2017	2016

Cash flows from operating activities:
Net income	$73,190	$61,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,817	20,702
Amortization of debt discount and transaction costs	5,540	5,365
Share-based compensation expense	43,718	41,275
Deferred income taxes	7,917	(2,152)
Net amortization of bond premium on debt securities available for sale	2,436	3,540
Other	961	(765)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	208,761	190,330
Prepaid expenses	(7,708)	(9,373)
Accounts payable and accrued expenses	(55,338)	(30,186)
Deferred revenue	(45,717)	(46,093)
Other	2,295	(1,530)

Net cash provided by operating activities	257,872	232,297

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(149,524)	(134,601)
Proceeds from maturities of investment in debt securities available for sale	112,041	99,033
Proceeds from sales of investments in debt securities available for sale	14,324	18,149
Purchase of developed software and other intangible assets	(1,774)	(2,868)
Purchase of property and equipment	(25,900)	(17,653)
Other	-	(111)

Net cash used in investing activities	(50,833)	(38,051)

Cash flows from financing activities:
Proceeds from exercise of common stock options	2,968	1,380
Proceeds from employee stock purchase program	11,761	-
Purchase of treasury stock	(61,987)	(66,478)
Payments related to net settlement of share-based compensation awards	(41,010)	(31,079)
Payments on other borrowings	(443)	(445)
Other	-	500

Net cash used in financing activities	(88,711)	(96,122)

Effect of foreign currency exchange rates on cash and cash equivalents	21,321	5,663
Net increase (decrease) in cash and cash equivalents	139,649	103,787
Cash and cash equivalents at beginning of the period	1,090,808	927,778

Cash and cash equivalents at end of period	$1,230,457	$1,031,565

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2017	2016

Cost of revenue	$3,948	$4,305
Sales and marketing	20,612	18,440
Research and development	13,447	12,002
General and administration	5,711	6,528
Total share-based compensation expense	$43,718	$41,275

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2017	2016

Cost of revenue	$3,836	$3,623
Sales and marketing	1,459	1,916
Research and development	34	34
General and administration	1,826	1,753
Total amortization of intangible assets expense	$7,155	$7,326

Non-cash interest expense related to the debt discount included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2017	2016

Total non-cash interest expense related to the debt discount	$4,867	$4,732

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2017	2016

Transaction costs related to business combinations	$142	-

	Three Months Ended
	May 31,	May 31,
	2017	2016

GAAP net income	$73,190	$61,184

GAAP provision for income taxes	11,740	11,169

GAAP income before provision for income taxes	$84,930	$72,353

Add: Non-cash share-based compensation expense	43,718	41,275
Add: Amortization of intangible assets	7,155	7,326
Add: Non-cash interest expense related to the debt discount	4,867	4,732
Add: Transaction costs related to business combinations	142	-

Non-GAAP adjusted income before provision for income taxes	$140,812	$125,686

Non-GAAP provision for income taxes (1)	39,115	33,507

Non-GAAP adjusted net income (basic and diluted)	$101,697	$92,179

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	181,810	184,187
Dilution offset from convertible note hedge transactions	(1,593)	-
Non-GAAP diluted weighted average shares outstanding	180,217	184,187

Non-GAAP adjusted net income per share:
Basic	$0.57	$0.51
Diluted	$0.56	$0.50

(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$140,812	$125,686
GAAP estimated annual effective tax rate	27.5%	27.0%
Provision for income taxes on Non-GAAP adjusted net income before discrete tax benefits	$38,723	$33,935
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	392	(428)
Provision for income taxes on Non-GAAP adjusted net income excluding discrete benefits related to share-based compensation	$39,115	$33,507

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2017	2016

GAAP gross profit	$576,100	$483,851

Add: Non-cash share-based compensation expense	3,948	4,305
Add: Amortization of intangible assets	3,836	3,623

Non-GAAP gross profit	$583,884	$491,779

Non-GAAP gross margin	86.3%	86.6%

	Three Months Ended
	May 31,	May 31,
	2017	2016

GAAP operating expenses	$488,492	$408,488

Deduct: Non-cash share-based compensation expense	(39,770)	(36,970)
Deduct: Amortization of intangible assets	(3,319)	(3,703)
Deduct: Transaction costs related to business combinations	(142)	-

Non-GAAP adjusted operating expenses	$445,261	$367,815

	Three Months Ended
	May 31,	May 31,
	2017	2016

GAAP operating income	$87,608	$75,363

Add: Non-cash share-based compensation expense	43,718	41,275
Add: Amortization of intangible assets	7,155	7,326
Add: Transaction costs related to business combinations	142	-

Non-GAAP adjusted operating income	$138,623	$123,964

Non-GAAP adjusted operating margin	20.5%	21.8%

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2017	2016	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$457,961	$403,182	13.6%
Adjustment for currency impact	3,336	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$461,297	$403,182	14.4%

Application development-related and other emerging technology offerings	$138,547	$98,483	40.7%
Adjustment for currency impact	1,087	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$139,634	$98,483	41.8%

GAAP subscription revenue	$596,508	$501,665	18.9%
Adjustment for currency impact	4,423	-
Non-GAAP subscription revenue on a constant currency basis	$600,931	$501,665	19.8%

GAAP training and services revenue	$80,288	$66,234	21.2%
Adjustment for currency impact	722	-
Non-GAAP training and services revenue on a constant currency basis	$81,010	$66,234	22.3%

GAAP total subscription, training and services revenue	$676,796	$567,899	19.2%
Adjustment for currency impact	5,145	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$681,941	$567,899	20.1%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances
	Current Deferred Revenue	Long-Term Deferred Revenue	Total Deferred Revenue

Balance at May 31, 2016	$1,251,096	$441,060	$1,692,156
Constant currency change in deferred revenue (1)	226,923	122,344	349,267
Impact from foreign currency translation	8,390	4,351	12,741
Balance at May 31, 2017	$1,486,409	$567,755	$2,054,164

Year-over-year growth rate	18.8%	28.7%	21.4%
Year-over-year growth rate on a constant currency basis	18.1%	27.7%	20.6%

(1) Change in deferred revenue includes approximately $0.4 million acquired as part of a business combination.

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended May 31, 2017	$438,380	$143,671	$94,745	$676,796
Adjustment for currency impact	(922)	5,654	413	5,145
Total revenue on a constant currency basis for the three months ended May 31, 2017	$437,458	$149,325	$95,158	$681,941

Total revenue for the three months ended May 31, 2016	$365,723	$124,299	$77,877	$567,899

Year-over-year growth rate	19.9%	15.6%	21.7%	19.2%
Year-over-year growth rate on a constant currency basis	19.6%	20.1%	22.2%	20.1%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com